August 9, 2017

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 984 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 984 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 984 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

EXHIBIT A

1.	13D Activist Fund
2.	AlphaCore Absolute Fund
3.	AlphaCore Statistical Arbitrage Fund
4.	Altegris/AACA Real Estate Long Short Fund
5.	Altegris GSA Trend Strategy Fund
6.	Altegris Managed Futures Strategy Fund
7.	Altegris Multi-Strategy Alternative Fund
8.	Ascendant Deep Value Convertibles Fund
9.	Ascendant Tactical Yield Fund
10.	Astor Dynamic Allocation Fund
11.	Astor Macro Alternative Fund
12.	Astor Sector Allocation Fund
13.	Athena Value Fund
14.	Beech Hill Total Return Fund
15.	Biondo Focus Fund
16.	Biondo Growth Fund
17.	BTS Tactical Fixed Income Fund
18.	Chadwick & D’Amato Fund
19.	Changing Parameters Fund
20.	CMG Mauldin Solutions Core Fund
21.	CMG Tactical All Asset Strategy Fund
22.	CMG Tactical Bond Fund
23.	Crow Point Alternative Income Fund
24.	Deer Park Total Return Credit Fund
25.	Eagle MLP Strategy Fund
26.	EAS Crow Point Alternatives Fund
27.	Equinox MutualHedge Futures Strategy Fund
28.	FX Strategy Fund
29.	Ginkgo Multi-Strategy Fund
30.	Grant Park Absolute Return Fund
31.	Grant Park Fixed Income Fund
32.	Grant Park Managed Futures Strategy Fund
33.	Grant Park Multi-Alternative Strategies Fund
34.	KCM Macro Trends Fund
35.	Ladenburg Income Fund
36.	Ladenburg Income & Growth Fund
37.	Ladenburg Growth & Income Fund
38.	Ladenburg Growth Fund
39.	Ladenburg Aggressive Growth Fund
40.	Leader Floating Rate Fund
41.	Leader Short-Term Bond Fund
42.	Leader Total Return Fund
43.	Navigator Equity Hedged Fund
44.	Navigator Duration Neutral Bond Fund
45.	Navigator Sentry Managed Volatility Fund
46.	Navigator Tactical Fixed Income Fund
47.	PSI All Asset Fund
48.	PSI Total Return Fund
49.	PSI Strategic Growth Fund
50.	PSI Tactical Growth Fund
51.	PSI Calendar Effects Fund
52.	Pacific Financial Alternative Strategies Fund
53.	Pacific Financial Core Equity Fund
54.	Pacific Financial Dynamic Allocation Fund
55.	Pacific Financial Explorer Fund
56.	Pacific Financial Faith & Values Based Conservative Fund
57.	Pacific Financial Faith & Values Based Moderate Fund
58.	Pacific Financial Faith & Values Based Diversified Growth Fund
59.	Pacific Financial Flexible Growth & Income Fund
60.	Pacific Financial Foundational Asset Allocation Fund
61.	Pacific Financial International Fund
62.	Pacific Financial Strategic Conservative Fund
63.	Pacific Financial Tactical Fund
64.	Patriot Balanced Fund
65.	Patriot Fund
66.	Power Dividend Index Fund
67.	Power Income Fund
68.	Power Momentum Index Fund
69.	Power Dividend Mid-Cap Index Fund
70.	Power Floating Rate Index Fund
71.	Princeton Long/Short Treasury Fund
72.	Princeton Premium Fund
73.	Probabilities Fund
74.	Probabilities Sector Rotation Fund
75.	Sierra Core Retirement Fund
76.	Sierra Strategic Income Fund
77.	Agility Dynamic Tactical Income ETF Fund
78.	Agility Put Write Enhanced Return ETF Fund
79.	Agility Specified Risk ETF Fund
80.	Agility Tactical Core Fixed Income ETF Fund
81.	Toews Tactical Defensive Alpha Fund
82.	Toews Hedged Growth Allocation Fund
83.	Toews Hedged Core W Fund
84.	Toews Hedged Core L Fund
85.	Toews Hedged Core S Fund
86.	Toews Hedged Income Fund
87.	Toews Unconstrained Income Fund
88.	TransWestern Institutional Short Duration Government Bond Fund
89.	Zeo Strategic Income Fund